NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES ANNOUNCES TWO LEADERSHIP APPOINTMENTS
•New COO and CM&TO
•Positions DXP for future Growth & Leadership

Houston, TX – January 11, 2022 – DXP Enterprises, Inc. (NASDAQ: DXPE) today announced Nick Little and Paz Maestas were appointed the new Chief Operating Officer (COO) and Chief Marketing & Technology Officer (CM&TO), respectfully, effective January 7, 2022.

As COO, Nick Little is responsible for providing company wide leadership, team management and strategic vision to employees. Mr. Little began his career with DXP eighteen years ago as an application engineer. During his tenure, Nick has held various roles of increasing responsibility including outside sales, Director of Operations and more recently as the Regional Vice President of Sales and Operations. In his new role, he will be responsible for the execution of the strategic direction of the Company and oversee sales, operations and inventory management and procurement. He holds a Bachelor of Business Administration in Finance from Baylor University.

Paz Maestas was appointed Chief Marketing and Technology Officer. Mr. Maestas has been with DXP since 2002 and leads the Company’s e-commerce and Omni-Channel initiatives. In his twenty years with DXP, he has served in various roles and most recently as Vice President of Marketing & Operations. He holds a Bachelor of Science in Computer Science from the University of Texas at Austin.

David Little, Chairman and CEO remarked, “DXP has an outstanding leadership team that is the result of a focus on growing and improving the business talent at DXP. Nick and Paz’ wealth of company knowledge and expertise will be instrumental for DXP as we continue to grow and invest and enhance DXP going forward. Nick is a collaborative leader with a deep understanding of DXP’s history and extensive experience having been around the business nearly twenty years. With the appointments of Nick Little and Paz Maestas, we are well positioned to take full advantage of the industry’s recovery and transition into the long-term future.”

About DXP Enterprises, Inc.
DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. These forward-looking statements include without limitation those about the Company’s expectations regarding the impact of and recovery from the COVID-19 pandemic and the impact of low commodity prices of oil and gas; the Company’s business, the Company’s future profitability, cash flow, liquidity, and growth. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; decreases in oil and natural gas prices; decreases in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, economic risks related to the impact of COVID-19, ability to manage changes and the continued health or availability of management personnel and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. For more information, review the Company’s filings with the Securities and Exchange Commission. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.